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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by the registrant   [X]

Filed by a party other than the registrant   [ ]

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for use of the Commission (only as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                            Navigator Ventures, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies: Common
(2)  Aggregate number of securities to which transaction applies: 113,250,000
(3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:
[ ] Fee paid previously with Preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.

     (3) Filing Party:

     (4) Date Filed:



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             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

                            Navigator Ventures, Inc.
                            1380 Miami Gardens Drive
                                 Miami, Fl 33179
                              Phone: (305) 944-8077

                              INFORMATION STATEMENT
                           AND NOTICE OF ACTIONS TAKEN
                 BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

General Information
-------------------

     This information is being provided to the shareholders of Navigator Ventures, Inc.(the "Company"), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our common stock authorizing the acquisition of EB Group, Inc. The shareholders holding shares representing 51% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions.

     The Company's Board of Directors approved this action on January 31, 2003, and recommended that the acquisition agreement be approved and the stock issued therefore.

     The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the acquisition as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

     The date on which this Information Statement was first sent to the shareholders is on, or about March __, 2003. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was January 31, 2003, (the "Record Date").

Outstanding Voting Stock of the Company
---------------------------------------

     As of the Record Date, there were 40,500,000 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one
(1) vote on all matters submitted to the shareholders.

Security Ownership of Certain Owners and Management
---------------------------------------------------

     The following Table sets forth the Common Stock ownership information as of January 31, 2003, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the Amendment described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.

Table 1.  Beneficial Ownership (a)

                    Shares Beneficially Owned     Percent of Class
                    -------------------------     ----------------
Diane Perkins(1)(2)(3)      12,150,000                  30.0%
Jose Matto (1)(2)            2,025,000                   5.0%
Revoc II    (1)(2)           6,075,000                  15.1%

(1) Director and Officer
(2) Consenting shareholder
(3) Includes voting rights held by Perkins for other beneficial owners.


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Purpose and Effect of approval of acquisition agreement and issuance
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of shares thereunder.
--------------------

The Board of Directors believes that the acquisition of EB Group, Inc. will enhance shareholder value and increase revenue and profitability.

     Founded in April 2001, EB Group Inc., Inc. d/b/a EB GRP.com (www.EBGRP.com, "EBGRP" or the "Company") is a leading application service provider of business platforms by vertical industry, that provide an array of business products and services specifically targeted to small- and medium-sized businesses throughout the Americas. That lack the critical infrastructure and resources necessary to effectively utilize the capabilities of the internet.. The Stock Purchase Agreement for EB Group, Inc is attached hereto as Exhibit 2.The business plan for EB Group, Inc. along with financials are attached as Exhibits 99.1 and 99.2.Given these considerations, the Board of Directors has decided that it is in the best interests of the Company and the stockholders to:

(a) approve the acquisition agreement with EB Group, Inc. and issue the 113,250,000 shares required to be exchanged thereunder.

Conclusion
----------

     As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the amendment, acquisition, license agreement and new Board of Directors. Your consent to these items is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

                                     For the Board of Directors of
Date:  March 3, 2003                         Navigator Ventures, Inc.

                                     -------------------
                                     By: Diane Perkins
                                     Title: President/Director

Exhibits

Exhibit 2 - Stock Purchase Agreement
Exhibit 99.1 - EB Group, Inc. Business Plan
Exhibit 99.2 - EB Group, Inc. Financials